Esterline Corporation 500 108th Avenue NE Suite 1500 Bellevue, WA 98004	Tel: 425-453-9400 Fax: 425-453-2916 www.esterline.com NYSE symbol: ESL	News

FOR IMMEDIATE RELEASE

Contact:	Brian Keogh
425/453-9400

ESTERLINE REPORTS RECORD FOURTH QUARTER RESULTS

Income from continuing operations $41.4 million, or $1.38 per share, on $404.4 million sales

BELLEVUE, Wash., December 11, 2008 – Esterline Corporation (NYSE: ESL www.esterline.com), a leading specialty manufacturer serving aerospace/defense markets, today reported fiscal 2008 fourth quarter and full-year results for the period ended October 31, 2008. Net income from continuing operations for the quarter was a record $41.4 million, or $1.38 per diluted share, on sales of $404.4 million. For the same period last year, income from continuing operations was $20.5 million, or $.76 per diluted share, on sales of $355.7 million. (Continuing operations exclude results from Esterline’s Muirhead Aerospace subsidiary, divested on November 3, 2008.)

For the full year ended October 31, 2008, Esterline reported net earnings from continuing operations of $113.5 million, or $3.80 per diluted share, on sales of $1.48 billion, compared with net earnings from continuing operations of $87.8 million, or $3.34 per diluted share, on $1.21 billion in sales in 2007. Full year 2007 results included an after-tax gain of $26.2 million, or $1.00 per diluted share, due to an insurance recovery.

Robert W. Cremin, Esterline CEO, said, “…with strong organic growth we recorded another solid year, benefiting from improved performance across the board in each of our three operating segments.” Cremin said that top-line organic growth was 14% and 17% respectively for the fourth quarter and full year, when compared to same-period 2007 results. He pointed out that fourth quarter earnings were bolstered by the recently strengthening U.S. dollar. Noting that aerospace pricing is primarily denominated in U.S. dollars, Cremin said that with “…nearly half of our manufacturing operations outside the U.S.—most notably in Canada, France and the U.K.—the headwind we faced for most of the year has shifted in our favor.”

-more-

Page 2 of 4 — Esterline Reports Record Fourth Quarter Results

Fourth quarter 2008 research, development and engineering (R&D) expense totaled $18.7 million, or 4.6% of sales, compared with $19.9 million, or 5.6% of sales, in the same quarter a year ago. Full-year 2008 R&D totaled $86.8 million, or 5.9% of sales, compared with $66.9 million, or 5.5% of sales, last year. Cremin noted that the recent downward trend reflects “…a return to more normalized R&D investment following several years of successful efforts to secure Tier 1 positions on a number of major programs that will fly for decades to come.” He added that, “…for the hundreds of active aircraft platforms flying today, our total dollar content per aircraft is growing steadily due to our constant technology advancements, new products and market share gains.”

Cremin also noted the company’s cash generating capability, pointing out that Esterline retired approximately $64 million in term loans and other debt during the year.

Backlog at fiscal year end was $1.1 billion, ahead of last year by nearly 14%. Orders received in the fourth quarter totaled $469.4 million—up 31% on both a year-over-year and sequential basis. Cremin said he was optimistic about the company’s prospects, and estimated full-year 2009 earnings per share from continuing operations to be in the range of $3.70 to $3.90.

Cremin said, “…our core strategy positions us to perform well no matter where we are in a cycle.” He pointed to Esterline’s diverse product mix, balanced global market position, and underlying entrepreneurial culture as “…key underpinnings of achieving success during difficult market conditions.”

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will,” or the negative of such terms, or other comparable terminology. These forward-looking statements are only predictions based on the current intent and expectations of the management of Esterline, are not guarantees of future performance or actions, and involve risks and uncertainties that are difficult to predict and may cause Esterline’s or its industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Esterline’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements due to risks detailed in Esterline’s public filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

Page 3 of 4 — Esterline Reports Record Fourth Quarter Results

ESTERLINE TECHNOLOGIES CORPORATION

Consolidated Statement of Operations (unaudited)

In thousands, except per share amounts

	Three months ended		Fiscal year ended
	Oct 31, 2008	Oct 26, 2007	Oct 31, 2008	Oct 26, 2007
Segment Sales
Avionics & Controls	$173,459	$151,611	$611,467	$461,990
Sensors & Systems	89,987	84,363	384,180	316,485
Advanced Materials	140,904	119,721	487,525	428,558

Net Sales	404,350	355,695	1,483,172	1,207,033

Cost of Sales	263,989	242,595	992,853	833,977

	140,361	113,100	490,319	373,056
Expenses
Selling, general and administrative	61,200	58,594	239,282	199,825
Research, development and engineering	18,660	19,883	86,798	66,891

Total Expenses	79,860	78,477	326,080	266,716
Other
Other expense	—	—	86	24
Insurance recovery	—	(153)	—	(37,467)

Total Other	—	(153)	86	(37,443)

Operating Earnings From Continuing
Operations	60,501	34,776	164,153	143,783

Interest income	(1,077)	(1,209)	(4,374)	(3,095)
Interest expense	7,405	10,257	29,922	35,300
Gain on derivative financial instrument	—	—	(1,850)	—
Loss on extinguishment of debt	—	1,100	—	1,100

Other Expense, Net	6,328	10,148	23,698	33,305

Income From Continuing Operations
Before Income Taxes	54,173	24,628	140,455	110,478
Income Tax Expense	12,582	4,123	26,563	22,563

Income From Continuing Operations
Before Minority Interest	41,591	20,505	113,892	87,915
Minority Interest	(154)	(36)	(383)	(153)

Income From Continuing Operations	41,437	20,469	113,509	87,762
Income From Discontinued Operations,
Net of Tax	2,445	419	7,024	4,522

Net Earnings	$43,882	$20,888	$120,533	$92,284

Earnings Per Share – Basic:
Continuing Operations	$1.40	$.77	$3.85	$3.40
Discontinued Operations	.08	.02	.23	.17

Earnings Per Share – Basic	$1.48	$.79	$4.08	$3.57

Earnings Per Share – Diluted:
Continuing Operations	$1.38	$.76	$3.80	$3.34
Discontinued Operations	.08	.02	.23	.18

Earnings Per Share – Diluted	$1.46	$.78	$4.03	$3.52

Weighted Average Number of Shares Outstanding – Basic	29,635	26,484	29,507	25,824
Weighted Average Number of Shares Outstanding – Diluted	29,955	26,940	29,908	26,252

Page 4 of 4 — Esterline Reports Record Fourth Quarter Results

Consolidated Balance Sheet (unaudited)

In thousands

	Oct 31, 2008	Oct 26, 2007
Assets
Current Assets
Cash and cash equivalents	$160,645	$147,069
Accounts receivable, net	297,506	262,087
Inventories	261,973	258,176
Income tax refundable	5,567	11,580
Deferred income tax benefits	30,463	37,830
Prepaid expenses	13,040	13,256
Other current assets	897	—

Total Current Assets	770,091	729,998

Property, Plant and Equipment, Net	204,462	217,421

Other Non-Current Assets
Goodwill	576,861	656,865
Intangibles, net	290,440	365,317
Debt issuance costs, net	7,587	9,192
Deferred income tax benefits	50,040	43,670
Other assets	9,601	27,843

	$1,909,082	$2,050,306

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$89,807	$90,257
Accrued liabilities	210,422	187,596
Credit facilities	5,171	8,634
Current maturities of long-term debt	8,388	12,166
Federal and foreign income taxes	4,442	11,247

Total Current Liabilities	318,230	309,900

Long-Term Liabilities
Long-term debt, net of current maturities	388,248	455,002
Deferred income taxes	87,699	123,758
Other liabilities	85,767	36,852

Commitments and Contingencies	—	—
Minority Interest	2,797	2,968

Shareholders’ Equity	1,026,341	1,121,826

	$1,909,082	$2,050,306